EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-53361, 33-53401, 33-65509, 333-83809, 333-69002, 333-124574, 333-138053, 333-138054 and 333-149183 of Applied Industrial Technologies, Inc. on Form S-8 of our report dated June 18, 2007, appearing in this Annual Report on Form 11-K of Applied Industrial Technologies, Inc. Retirement Savings Plan for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
June 25, 2008

EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (Nos. 333-83809 and 333-138054) on Form S-8 of our report dated June 27, 2008 appearing in the annual report on Form 11-K of Applied Industrial Technologies, Inc. Retirement Savings Plan for the year ended December 31, 2007.
/s/ Plante & Moran, PLLC
Cleveland, Ohio
June 27, 2008